Exhibit 3.4

AMENDED AND RESTATED BYLAWS OF

SHENGDA NETWORK TECHNOLOGY, INC.

August 15, 2022

ARTICLE I: OFFICES

Section 1.1. REGISTERED AGENT AND OFFICE. The registered agent of Shengda Network Technology, Inc. (hereinafter the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) or as otherwise designated by the board of directors of the Corporation (the “Board of Directors”) from time to time and the registered office of the Corporation shall be the street office of that agent. The Board of Directors may at any time and from time to time change the Corporation’s registered agent or office by making the appropriate filing with the Secretary of State of the State of Nevada.

Section 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

Section 1.5. CORPORATE SEAL. A Corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

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ARTICLE II: STOCKHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. PARTICIPATION BY REMOTE COMMUNICATION. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, or other available technology if the Corporation implements reasonable measures to:

(a)	Verify the identity of each stockholder participating by remote communication.
(b)	Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Stockholders participating by remote communication shall be considered present in person at the meeting.

Section 2.3. ANNUAL MEETING. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on a date designated by the Board of Directors, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following such date; provided, that such date, in each case, shall be no later than one year of the end of each fiscal year of the Corporation. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, any two directors, the President or holders of at least ten percent of the voting power of the issued and outstanding stock of the Corporation. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

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Section 2.5. STOCKHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by certified United States mail to the Secretary no earlier than 60 calendar days and no later than 30 calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above. A person or persons who have made a written request for a special meeting pursuant to Section 2.4 may provide the information required for notice of a stockholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within 10 calendar days after delivery of the written request for the meeting to the Secretary.

Section 2.6. FIXING THE RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than 10 calendar days or more than 60 calendar days before the meeting of stockholders. A determination by the Board of Directors or its designated officers of the stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 calendar days after the original meeting of stockholders.

Section 2.7. NOTICE OF STOCKHOLDERS’ MEETING. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting pursuant to Section 2.2, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 calendar days, and not more than 60 calendar days, before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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Section 2.8. VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders, a list of all stockholders entitled to vote at the meeting (or any adjournment thereof). The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting (or any adjournment thereof).

If any stockholders are participating in the meeting by remote communication, the list shall be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to stockholders with the notice of the meeting.

Section 2.9. QUORUM OF STOCKHOLDERS. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Revised Statutes”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of remote communication, or by proxy, of a majority of the voting power of such class or series constitutes a quorum for the transaction of business.

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.10. CONDUCT OF MEETINGS. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the Secretary, or in the Secretary’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11. VOTING OF STOCK. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

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Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Revised Statutes:

(a)	If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b)	If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

(c)	Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 2.12. VOTING BY PROXY. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a)	One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b)	The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.13. NO ACTION BY STOCKHOLDERS WITHOUT A MEETING. No action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders may be taken without a meeting.

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ARTICLE III: DIRECTORS

Section 3.1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS. The number of directors shall initially be one; provided, that such number may be changed by the Board of Directors so long as the number of directors shall not be less than one nor more than nine (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the Board of Directors. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, at a special meeting of stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote or such greater percentage required by the Articles of Incorporation. If less than the entire Board of Directors is removed, no one director may be removed unless the vote in favor of removal would be sufficient to prevent the election of the director at the time of removal.

If a director is elected by the holders of a class or series of shares, only the vote of the stockholders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove the director.

Section 3.5. RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. VACANCIES. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of that director’s predecessor in office and until that director’s successor is duly elected and qualified. If a director gives notice of resignation effective at a future date, the Board of Directors may fill the vacancy to take effect when such resignation becomes effective.

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Section 3.7. REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly elected Board of Directors shall be held, without other notice, promptly after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by a majority of the Board of Directors, its chair or the President.

Section 3.9. PARTICIPATION BY ELECTRONIC COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, or other available technology if the Corporation implements reasonable measures to:

(a)	Verify the identity of each director participating by electronic communication.

(b)	Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors may be called by the chair of the Board of Directors, if any, the Chief Executive Officer, if any, the President or any director. Notice thereof stating the date, time and place of the meeting shall be given to each director either (i) by registered U.S. mail, in person or commercial courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone or electronic transmission not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

A director entitled to notice of a meeting may deliver a written waiver of notice (electronic transmission being sufficient) delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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Section 3.11. QUORUM AND ACTION BY DIRECTORS. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. COMPENSATION. Directors, as such, may receive compensation for service on the Board of Directors. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chair of any committee and for attendance at each meeting of the Board of Directors or committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or entering into transactions otherwise permitted by the Articles of Incorporation, these By-Laws, the Nevada Revised Statutes or applicable law.

Section 3.13. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Revised Statutes. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The officers of the Corporation may also include any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

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Section 4.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice (electronic transmission being sufficient) to the Secretary. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any officer vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V: INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES, AND AGENTS

Section 5.1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The Corporation may, to the extent permitted by the Nevada Revised Statutes, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a)	Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b)	Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

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Section 5.2. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The Corporation may, to the extent permitted by the Nevada Revised Statutes, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a)	Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b)	Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.3. INDEMNIFICATION AGAINST EXPENSES. The Corporation shall, to the extent permitted by the Nevada Revised Statutes, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.4. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the disinterested directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

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The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Revised Statutes. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a)	The name of the Corporation and that it is organized under the laws of Nevada.
(b)	The name of the person to whom the certificate is issued.
(c)	The number of shares represented by the certificate.
(d)	Any restrictions on the transfer of the shares, such statement to be conspicuous.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. REGISTERED STOCKHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

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ARTICLE VII: DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Revised Statutes.

Section 7.2. FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 calendar days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Revised Statutes shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX: AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to amend or repeal these Bylaws or to adopt new Bylaws.

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